UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 26, 2007

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On January 29, 2007, LSB Industries, Inc. (the “Company”) issued a press release announcing that on January 26, 2007, the Board of Directors of the Company approved an exchange offer to exchange 7.4 shares of the Company’s common stock for each share of its $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2 (the “Series 2 Preferred”) tendered in the exchange offer and the waiver of all rights to accrued and unpaid dividends on the Series 2 Preferred so tendered. When commenced, the exchange offer would be for 309,807 of the 499,102 outstanding shares of Series 2 Preferred. As described in the press release, the exchange offer for the shares of Series 2 Preferred has not commenced and will not commence until certain actions are taken by the Company. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

This report is not an offer or a solicitation of an offer to sell or exchange any security.

Section 9  -   Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

    (d) Exhibits

Exhibit Number    Description
        99.1      Press Release, dated January 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 29, 2007

LSB INDUSTRIES, INC.

By: /s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President and
Chief Financial Officer